Exhibit 99.1

Lesaka to acquire leading payment platform Adumo welcoming new shareholders Apis and ARC

JOHANNESBURG, May 7, 2024 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) ("Lesaka") has signed a definitive agreement to acquire Adumo RF (Pty) Ltd ("Adumo") for ZAR 1.59 billion ($85.9 million translated at the prevailing rate $1: ZAR 18.50 as of May 7, 2024). The transaction is subject to shareholder and regulatory approvals. The purchase consideration1 will be settled through the combination of an issuance of 17,279,803 shares of Lesaka common stock to Adumo's current ultimate shareholders plus ZAR 232 million ($12.5 million) in cash, funded by internal cash resources and external financing.  Adumo's ultimate shareholders include Apis Growth Fund I, a private equity fund managed by Apis Partners LLP ("Apis"), African Rainbow Capital ("ARC"), the largest shareholder of Crossfin Holdings (RF) Pty Ltd ("Crossfin"), as well as the International Finance Corporation and Adumo management.

After giving effect to the acquisition, Lesaka's ecosystem will serve 1.7 million active consumers, 119 000 merchants, and process over ZAR 250 billion in throughput (ZAR 40 billion card, ZAR 100 billion VAS and ZAR 110 billion cash) per year. The Group will have over 3 300 employees operating on the ground in 5 countries: South Africa, Namibia, Botswana, Zambia, and Kenya. The acquisition reinforces Lesaka's position as natural consolidator of  Southern African Fintech and will enhance our strengths in both the consumer and merchant markets and follows the successful integration of the Connect and Kazang businesses and the recent acquisition of Touchsides.

Adumo serves approximately 23 000 active merchants. Its primary operations include card acquiring, integrated payments and reconciliation services processing more than ZAR 24 billion ($1.3 billion) in throughput per year. The company's corporate card services cover over 245 000 card holders supporting payroll, incentives, rewards, and expense management. Adumo ISV, also known as GAAP, is the largest POS and Software-as-a-Service solutions provider to the hospitality sector in Southern Africa.

Commenting on the transaction, Lincoln Mali, CEO of Lesaka Southern Africa, said: "We are thrilled to welcome the Adumo team into the Group and Adumo CEO Paul Kent onto our executive leadership team. Adumo's customer base provides us access to more than 245 000 consumers and to payment technologies that we can incorporate into our existing operations. The pending acquisition of Adumo is another significant milestone for Lesaka as we build the top fintech platform in Southern Africa."

Steve Heilbron, Head of Corporate Development at Lesaka, added: “This is a landmark deal for us. We are excited to welcome respected shareholders Apis and ARC. The augmentation of product offerings broadens our value proposition and enhances our ability to be disruptive and solve for our merchants’ pain points.”

Adumo Co- Founder and Chief Executive Paul Kent expressed his excitement about the partnership: "We look forward to joining forces with the Lesaka team and contributing to the continued success of the Lesaka story. Our combined offering will significantly enhance the customer value proposition, and it is a natural fit considering our respective strengths and technology offerings."

Crossfin, who was instrumental in the initial formation and growth of Adumo since 2017, Chief Executive, Dean Sparrow said: "We are very pleased to have found an exceptional home for the Adumo Group and see this next step in Adumo's growth journey as an incredibly exciting and logical evolution for the business, its customers and staff alike."

Matteo Stefanel and Udayan Goyal, Co-Founders and Managing Partners of Apis Partners: "Apis has enjoyed a very successful partnership with Adumo over the past few years, supporting the company with significant capital raises and coordinating key acquisitions. We look forward to being a part of the exciting new chapter with Lesaka, which we expect will bring continued success to the business."

The transaction is expected to close in the third calendar quarter of 2024 and is subject to shareholder and regulatory approvals and satisfaction of customary closing conditions.

1. The number of shares to be issued was calculated based on the Base Purchase Consideration, which is defined in the Sale Agreement as an amount of ZAR 1.59 billion ($85.9 million), less the ZAR 232 million ($12.5 million) cash payment, implying a value per share of $4.25 ((ZAR 1.59 billion - ZAR 0.232 billion)/ 17,279,803). $1: ZAR 18.50.

Based on the 3 month and 6 month volume weighted average price per Lesaka share (“VWAP”) to 5 May 2024, using an exchange rate of ZAR 18.50 to $1, this implies a premium of 11% and 16% respectively.

Advisors

Financial advisor to Lesaka: Rand Merchant Bank (a division of FirstRand Bank Limited).

Legal advisor to Lesaka: Werksmans

Adumo and the sellers were advised by Webber Wentzel.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

About Adumo (www.adumo.com)

Adumo is South Africa's largest independent payments processor with over 20 years' experience in payment solutions, established to galvanize growth for South Africa's fragile small, medium and micro enterprises ("SMME's"). Adumo provides clients with a financial services platform that enables an ecosystem of integrated value-added financial and business services.  The offering will assist SMME's in getting paid, growing, and optimizing their businesses, driving significant value across all merchant categories.

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC, as well as other documents we have filed or will file with the SEC. With respect to our proposed acquisition of Adumo, additional factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the sale and purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory and shareholder approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that Adumo serves; (6) risks associated with Adumo's product and service offerings or its results of operation, lower than expected growth in Adumo's transactions processed; (7) the challenges, risks and costs involved with integrating the operations of Adumo with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed acquisition, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed acquisition. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at the SEC's website at www.sec.gov and at the Investor Relations page on the Company's corporate website at www.lesakatech.com. Stockholders should read carefully the proxy statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they will contain important information about the acquisition.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding the interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of the Company is included in the Company's proxy statement for its 2023 Annual Meeting, which was filed with the SEC on September 29, 2023, and is supplemented by other public filings made, and to be made, with the SEC by the Company. These documents are available free of charge at the SEC's website at www.sec.gov and at the Investor Relations page on the Company's corporate website at www.lesakatech.com.

Investor Relations and Media Relations Contacts:

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

ENDS